April 15, 2025

Capital Group KKR Core Plus+
6455 Irvine Center Drive

Irvine, California 92618

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Capital Group KKR Core Plus+ (the “Trust”), a Delaware statutory trust, in connection with the registration of its Class A, Class A-2 Class F-2, Class F-3 and Class R-6 shares of beneficial interest, no par value (collectively, the “Shares”), pursuant to Registration Statement No. 333-282864 on Form N-2 as it is proposed to be amended by Pre-Effective Amendment No. 3 to be filed on or about the date hereof (as proposed to be amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933 (the “Securities Act”).

In connection with the furnishing of this opinion, we have examined the following documents:

(a)             A certificate of the Secretary of the State of Delaware, dated as of a recent date, as to the legal existence and good standing of the Trust;

(b)             A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust as filed with the Secretary of State of the State of Delaware on October 4, 2024 and Certificate of Correction as filed with the Secretary of State of the State of Delaware on October 23, 2024 (the “Certificate of Trust”);

(c)             Copies of the Trust’s Amended and Restated Agreement and Declaration of Trust, dated as of January 2, 2025 (the “Declaration”) and the Trust’s By-Laws (the “By-Laws”);

(d)        A certificate of the Secretary of the Trust, certifying as to the Trust’s Declaration, By-Laws and certain resolutions adopted by the Board of Trustees of the Trust (the “Board”) via written consents on October 4, 2024, January 2, 2025 and April 4, 2025 and resolutions adopted by the Board at a meeting held on April 11, 2025 (the “Resolutions”); and

(e)             A printer’s proof of the Registration Statement.

With respect to all documents examined by us, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity and completeness of all documents submitted to us as authentic originals; (iii) the conformity to the originals of all documents submitted to us as copies or forms, including conformed copies; (iv) the legal capacity of natural persons who are parties to the documents examined by us; and (v) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents.

We assume that, upon sale of the Shares, the Trust will receive the authorized consideration therefor, which will at least equal the net asset value of the Shares.

We have further assumed the following for purposes of this opinion:

a)       The Trust will remain a valid and existing statutory trust under the laws of the State of Delaware.

b)       The provisions of the Declaration and the By-Laws relating to the issuance of the Shares will not be modified or eliminated.

c)       The Resolutions will not be modified or withdrawn and will be in full force and effect on the date of the issuance of the Shares.

d)       The Shares will be issued in accordance with the Declaration and the By-Laws, each as is in existence as of the date of this opinion and the Resolutions.

e)       Each of the Shares will be sold for the consideration described in the then current prospectus and statement of additional information of the Trust and the consideration received by the Trust will in each event be at least equal to the net asset value per share of such Shares.

Based upon the foregoing, we are of the opinion that when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Trust, any Shares so issued and sold will be legally issued, fully paid and non-assessable by the Trust. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended, excluding securities or “blue sky” laws of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP

Stradley Ronon Stevens & Young, LLP